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                                    P R O X Y

                       AMERICAN COMMUNITY BANKSHARES, INC.
            PROXY SOLICITED BY BOARD OF DIRECTORS FOR SPECIAL MEETING
                                             , 2001
                              ---------------

The undersigned hereby appoints Edwin J. Zagzebski and Richard A. Price, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of American Community Bankshares, Inc. that the undersigned is entitled to vote at the special meeting of shareholders to be
held on               , 2001, and at any adjournment thereof. The proxies have
the authority to vote such stock as directed below with respect to the proposal
set forth in the Proxy Statement/Prospectus dated              , 2001 with the
same effect as though the undersigned were present in person and voting such shares. The proxies are further authorized in their discretion to vote upon any adjournment of the special meeting of shareholders. The undersigned hereby revokes all proxies heretofore given to vote at the special meeting of shareholders and any adjournment thereof.

PLEASE INDICATE BELOW HOW YOUR STOCK IS TO BE VOTED. UNLESS YOU OTHERWISE INDICATE, THIS PROXY WILL BE VOTED "FOR" THE APPROVAL OF THE MERGER AGREEMENT WITH FIRST FEDERAL CAPITAL CORP AT THE SPECIAL MEETING OF SHAREHOLDERS AND AT ANY ADJOURNMENT THEREOF.

1.  Approval of the merger agreement with First Federal Capital Corp.

         FOR                        AGAINST                   ABSTAIN
         [ ]                          [ ]                       [ ]

         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.

                                                   Dated:                 , 2001
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                  [LABEL]
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                                                     SIGNATURE

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                                                     SIGNATURE IF HELD JOINTLY

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.